Exhibit 10.3

SECOND AMENDMENT TO AMENDED AND RESTATED
AGREEMENT AND CERTIFICATE OF LIMITED PARTNERSHIP
OF
GRANDVIEW PLACE LIMITED PARTNERSHIP

This Second Amendment to Amended and Restated  Agreement and Certificate of Limited Partnership (the “Amendment”), effective as of July 11, 2011 (the “Effective Date”), is entered into by Dennis D. Curran (the “Operating General Partner”) and GVP, Inc., a Montana corporation (together with the Operating General Partner, each a “General Partner” and, collectively, the “General Partners”); Real Estate Associates Limited V, a California limited partnership (“the “Withdrawing Limited Partner”); and Randel Corporation, a Nevada corporation (the “Incoming Limited Partner”) (each of the foregoing is hereinafter sometimes referred to as a “Party” and any two or more, as the context requires, are hereinafter sometimes referred to as the “Parties”), with reference to the following facts:

A.         Grandview Place Limited Partnership (the “Partnership”) was formed as a limited partnership under the laws of the State of Montana and is being governed pursuant to a Amended and Restated Agreement and Certificate of Limited Partnership, dated as of September 24, 1982, as amended by the First Amendment to Amended and Restated Agreement and Certificate of Limited Partnership, dated as of __________, 1982 (collectively, the “Amended Partnership Agreement”).

B.         Certain of the Parties have entered into an Assignment and Assumption Agreement, dated as of February 18, 2011 (the “Assignment Agreement”), pursuant to which the Withdrawing Limited Partner agreed to assign its “Interest” (as that term is defined in the Assignment Agreement) to the Incoming Limited Partner and the Incoming Limited Partner agreed to acquire the Interest and to pay the “Payment” (as that term is defined in the Assignment Agreement) to the Withdrawing Limited Partner.

C.        The Parties desire to enter into this Amendment to provide for, among other things (i) the withdrawal of the Withdrawing Limited Partner from the Partnership, (ii) the admission of the Incoming Limited Partner into the Partnership and (iii) other amendments to the Amended Partnership Agreement, as set forth herein.

NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth, and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Amended Partnership Agreement is hereby amended as follows:

1.                  Capitalized terms used herein have the same meanings as set forth in the Amended Partnership Agreement, unless specifically defined herein.

2.                  Simultaneously with the making of the “Payment” (as that term is defined in the Assignment Agreement) pursuant to the Assignment Agreement, the Withdrawing Limited Partner withdraws from the Partnership and acknowledges that it has no further interest therein.

3.                  The Incoming Limited Partner is admitted into the Partnership as the Limited Partner and agrees to assume all of the obligations of the Limited Partner under the Amended Partnership Agreement, as hereby amended.

4.                  Notwithstanding the withdrawal of the Withdrawing Limited Partner, each of the other Partners hereby elects to continue the business of the Partnership.

5.                  The defined term “Limited Partner” is deleted in its entirety and replaced with the following:

“Limited Partner” means, Randel Corporation, a Nevada corpoation, or its successors and assigns.

6.                  Section 13.2.2 of the Amended Partnership Agreement is hereby deleted in its entirety and replaced with the following:

13.2.2 If to the Limited Partner:

Randel Corporation

2310 Sherman Place

Las Vegas, NV 89102

Attention: Dennis D. Curran

7.                  As a material inducement to the Withdrawing Limited Partner entering into this Amendment, the General Partners represent and warrant that the following are true and correct:

7.1              The Partnership at all times has been and continues to be a limited partnership duly organized, validly existing and in good standing under the laws governing limited partnerships, as adopted in the state of its formation. The Partnership has taken all requisite action in order to conduct lawfully its business in the state in which the Apartment Complex is situated, and is not qualified or licensed to do business and is not required to be so qualified or licensed in any other jurisdiction. The Partnership has the full power and authority to carry on its business, including without limitation, to own, lease and operate the Apartment Complex.

7.2              (i) The execution and delivery of this Amendment by the General Partners and the performance of the transactions contemplated herein have been duly authorized by all requisite corporate and partnership proceedings, and (ii) assuming the due and proper execution and delivery by the Withdrawing Limited Partner, this Amendment is binding upon and enforceable against each of the General Partners in accordance with its terms.

8.                  As a material inducement to the Withdrawing Limited Partner entering into this Amendment, the Incoming Limited Partner hereby represents and warrants to the Withdrawing Limited Partner that (i) the execution and delivery of this Amendment by the Incoming Partner and the performance of the transactions contemplated herein have been duly authorized by all requisite corporate and partnership proceedings and (ii) assuming the due and proper execution and delivery by the Withdrawing Limited Partner, this Amendment is binding upon and enforceable against the Incoming Limited Partner in accordance with its terms.

9.                  As a material inducement to the other Parties entering into this Amendment, the Withdrawing Limited Partner hereby represents and warrants that (i) the execution and delivery of this Amendment by the Withdrawing Limited Partner and the performance of the transactions contemplated herein have been duly authorized by all requisite corporate and partnership proceedings and (ii) assuming the due and proper execution and delivery by the other Parties, this Amendment is binding upon and enforceable against the Withdrawing Limited Partner in accordance with its terms.

10.              The representations and warranties set forth above in paragraphs 7, 8, and 9 shall be true and correct as of the Effective Date and shall survive the withdrawal of the Withdrawing Limited Partner from and the admission of the Incoming Limited Partner into the Partnership.

11.              Notwithstanding the withdrawal of the Withdrawing Limited Partner, the General Partners acknowledge that from and after the Effective Date matters may arise that relate back to events that occurred prior to the Effective Date (for purposes of illustration and not limitation, audits by the IRS).  The General Partners agree that as to such matters (i) the General Partners shall conduct themselves in a manner which is consistent with the obligations they had as the General Partners immediately prior to the Effective Date and, accordingly, recognize all of the corresponding rights of the Withdrawing Limited Partner as if the Withdrawing Limited Partner had not withdrawn from the Partnership as provided in this Amendment and (ii) that nothing herein shall relieve the General Partners from such pre-existing obligations. Without limiting the generality of the foregoing, the General Partners shall:

11.1          file on behalf of the Partnership for the current Fiscal Year a United States Partnership Return of Income and such other tax returns and other documents from time to time as may be required by the federal government or by any state or any subdivision thereof within the time(s) prescribed by law for such filings;

11.2          deliver to the Withdrawing Limited Partner within ninety (90) days after the end of the current Fiscal Year such tax information, including, without limitation, a copy of Schedule K-1, as shall be reasonably necessary for inclusion by the Withdrawing Limited Partner in its federal income tax return and required state income tax and other tax returns;

11.3          deliver to the Withdrawing Limited Partner the current Fiscal Year audited financial statement of the Partnership as required pursuant to the terms of Section 11.7 of the Amended Partnership Agreement.

If the General Partners shall fail, for any reason, to prepare and/or deliver to the Withdrawing Limited Partner any of the returns or other information required by this paragraph 11, the Withdrawing Limited Partner shall have the right to cause such returns and other information prepared at the sole cost and expense of the General Partners, plus an administrative fee payable to the Withdrawing Limited Partner in an amount equal to fifteen percent (15%) of the actual out-of-pocket costs incurred by the Withdrawing Limited Partner to have such returns and information prepared. In furtherance of the foregoing, the Withdrawing Limited Partner and their duly authorized representatives shall have the right to inspect and copy such portions of the Partnership’s books of account which are necessary or appropriate for the preparation of such returns and information; provided, however, it is expressly understood and agreed by the Withdrawing Limited Partner that such access is solely for the purpose of preparing such returns or other information that the General Partners failed to prepare and/or deliver as herein provided, and shall not be deemed to grant the Withdrawing Limited Partner any other rights with respect to the Partnership and/or the operation of its business.

12.              Without limiting the generality of the provisions of paragraph 11,

12.1          Within five (5) calendar days after the sending or the receipt of any correspondence or communication relating to the Partnership to or from the IRS which could affect the Withdrawing Limited Partner, or either of them, the Operating General Partner, as the “Tax Matters Partner” (as that term is defined in the Code) of the Partnership, shall promptly forward to the Withdrawing Limited Partner a photocopy of all such correspondence or communication(s).

12.2          The Tax Matters Partner, shall not, with respect to any matter which could affect the Withdrawing Limited Partner, or either of them, take any of the following actions without the prior written consent or approval of the Withdrawing Limited Partner:

12.2.1    Extend the statute of limitations for assessing or computing any tax liability against the Partnership (or the amount or character of any Partnership tax items);

12.2.2    Settle any audit with the IRS concerning the adjustment or readjustment of any partnership item(s) (within the meaning of Section 6231(a)(3) of the Code);

12.2.3    File a request for an administrative adjustment with the IRS at any time or file a petition for judicial review with respect to any such request;

12.2.4    Initiate or settle any judicial review or action concerning the amount or character of any partnership tax item(s) (within the meaning of Section 6231(a)(3) of the Code); or

12.2.5    Intervene in any action brought by any other Partner for judicial review of a final adjustment.

13.              In the event of any Partnership level proceeding instituted by the IRS pursuant to Sections 6221 through 6233 of the Code which could affect the Withdrawing Limited Partner, the Operating General Partner, as the Tax Matters Partner, shall consult with the Withdrawing Limited Partner regarding the nature and content of all action and defense to be taken by the Partnership in response to such proceeding. The Tax Matters Partner also shall consult with the Withdrawing Limited Partner regarding the nature and content of any proceeding pursuant to Sections 6221 through 6233 of the Code instituted by or on behalf of the Partnership (including the decision to institute proceedings, whether administrative or judicial, and whether in response to a previous IRS proceeding against the Partnership or otherwise).

14.              This Amendment may be signed in any number of counterparts, each of which shall be an original for all purposes, but all of which taken together shall constitute only one agreement.

15.              The Parties shall execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Amendment.

Except as set forth above, all of the terms and provisions of the Amended Partnership Amendment remain unmodified and in full force and effect.

[Signatures on following page(s)]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the Effective Date.

GENERAL PARTNERS:                                      /s/Dennis D. Curran,

DENNIS D. CURRAN

GVP, INC.,

a Montana corporation

By /s/Dennis D. Curran

Name: Dennis D. Curran

Title: President

INCOMING LIMITED PARTNER:                         RANDEL CORPORATION,

a Nevada corporation

By /s/William F. Curran

Name: William F. Curran

Title: President

WITHDRAWING LIMITED PARTNER:                REAL ESTATE ASSOCIATES LIMITED V,

a California limited partnership

By   National Partnership Investments Corp.,

a California corporation,

General Partner

By /s/Derik Hart

Name: Derik Hart

Title: SVP

Exhibit A to Second Amendment
to
Amended and Restated  Agreement and Certificate of Limited Partnership

14.              HUD Provisions

14.1     Applicability. The provisions of this Section 14 shall be applicable only during such period of time as the Note (as defined below) is either insured or held by the Secretary of Housing and Urban Development, his successors and assigns (“HUD”).

14,2     Authorization and Execution of Documents.  The Partnership intends to obtain a mortgage loan (the “Mortgage Loan”) to be insured by HUD under Section 15 of the National Housing Act, as amended, with respect to a multifamily housing rental apartment project known as Grandview Apartments located in Missoula County, Montana, and identified as HUD Project No. 093-35098.  The Partnership is authorized to execute a promissory note (the “Note”), a mortgage or deed of trust (the “Mortgage”), and a security agreement in order to secure a loan to be insured by HUD and to execute the Regulatory Agreement and other documents required by HUD in connection with the HUD-insured loan.

14.3     Business of the Partnership.  The sole business, purpose, and asset of the Partnership shall be the ownership and operation of the Project.

14.3     Conflicts.

14.4.1  In the event of a conflict between any of the provisions of this Agreement and any of the provisions of the Note, Mortgage, security agreement, or the Regulatory Agreement (the “HUD Loan Documents”), the provisions of the HUD Loan Documents shall govern and be controlling in all aspects.

14.4.2  In the event of a conflict between any other provisions of this Agreement and this Section 14, this Section 14 shall govern and be controlling in all aspects.

14.5     Liability of Partners under Regulatory Agreement.  The Partners and any assignee of a Partner are liable in their individual capacity to HUD for:

14.5.1  Funds or property of the Project coming into its possession, which by the provisions of the Regulatory Agreement, the person or entity is not entitled to retain;

14.5.2  Its own acts and deeds, or acts and deeds of others which it has authorized, in violation of the provisions of the Regulatory Agreement;

14.5.3  The acts and deeds of affiliates, as defined in the Regulatory Agreement, which the person or entity has authorized in violation of the provisions of the Regulatory Agreement; and

14.5.4  As otherwise provided by law.

14.6     Transfers of Partnership Interests.

14.6.1  Any incoming Partner must as a condition of receiving an interest in the Partnership agree to be bound by the HUD Loan Documents to the same extent and on the same terms as the other Partners.

14.6.2  Any Partner becoming either a Operating General Partner, Partner with ten percent (10%) or greater governance interest, or a Partner with a twenty-five percent (25%) or greater financial interest, must meet applicable previous participation clearance requirement of HUD and receive written approval from HUD prior to the transfer of such interest or assumption of such position in the Partnership.

14.7     Dissolution.

14.7.1  The Partnership shall not voluntarily be dissolved or converted to another form of entity without the prior written approval of HUD.

14.7.2  No act of voluntary dissolution of the Partnership shall operate to affect or relieve the Partnership of obligations under the Regulatory Agreement until a successor owner has been approved by HUD.

14.7.3  Notwithstanding any other provisions of this Agreement, upon any dissolution, no title or right to possession and control of the Project, and no right to collect the rents from the Project, shall pass to any person who is not bound by the Regulatory Agreement in a manner satisfactory to HUD.

14.8     Compensation and Distributions of Project Funds.

14.8.1  The Partnership shall not make, nor shall any Partner receive and retain, any distribution of assets or income of any kind of the Project except from Surplus Cash and in accordance with Paragraph 6 of the Regulatory Agreement; and

14.8.2  The HUD financial requirements as to cash controls and distributions as set forth in Paragraph 6 of the Regulatory Agreement shall supersede to the extent they are in conflict with any of the financial provisions of this Agreement.

14.9     Designation of Authorized Representative.  The Partnership has designated Dennis D. Curran, Operating General Partner, 2310 Sherman Place, Las Vegas, NV 89102, telephone number (702) 259-8693, as its official representative for all matters concerning the Project which require HUD consent or approval.  The signature of this person will bind the Partnership in all such matters.  The Partnership may from time to time appoint a new representative to perform this function, but within 3 business days of doing so, will provide HUD with written notification of the name, address, and telephone number of its new representative.  When a person other than the person identified above has full or partial authority of management of the Project, the Partnership will promptly provide HUD with the name of that person and the nature of that person’s management authority.

14.10   Amendments.  No amendment to this Agreement which results in any of the following shall be of any force or effect without the prior written consent of HUD:

14.10.1            Any amendment that modifies the term of the Partnership;

14.10.2            Any amendment that activates the requirement that a HUD previous participation certification be obtained from any additional Partner;

14.10.3            Any amendment that in any way affects the HUD Loan Documents;

14.10.4            Any amendment that would authorize any Partner other than the Operating General Partner or pre-approved successor Operating General Partner to bind the Partnership for all matters concerning the Project which require HUD's consent or approval;

14.10.5            A change in the Operating General Partner or pre-approved successor Operating General Partner of the Partnership; or

14.10.6            Any change in a guarantor of any obligation to HUD.

14.11   Automatic Termination.  This Section 14 shall automatically terminate, without further amendment to this Agreement, at such time as the Mortgage Loan for the Project is not longer held or insured by HUD.